Exhibit 99.1

Inhibikase Therapeutics Announces Pricing of $110 Million Private Placement to Advance IkT-001Pro, an Optimized Prodrug of Imatinib, into a Late-Stage Trial in Pulmonary Arterial Hypertension

— Aggregate investment of up to approximately $275 Million by healthcare-focused investment funds, led by Soleus Capital —

BOSTON and ATLANTA, October 9, 2024 — Inhibikase Therapeutics, Inc. (Nasdaq: IKT) (“Inhibikase” or the “Company”), a clinical-stage pharmaceutical company developing protein kinase inhibitor therapeutics to modify the course of cardiopulmonary and neurodegenerative disease through Abelson Tyrosine Kinase inhibition, today announced the pricing of an approximately $110 million private placement financing, before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the private placement to finance the initiation of a Phase 2b trial in pulmonary arterial hypertension (“PAH”) and for general corporate purposes.

The private placement was led by new investor Soleus Capital, with participation from new investors including Sands Capital, Fairmount, Blackstone Multi-Asset Investing, Commodore Capital, Perceptive Advisors, ADAR1 Capital Management, BSQUARED Capital, Nantahala Capital, Stonepine Capital Management and Spruce Street Capital.

In connection with and to be effective immediately prior to the closing of this financing, two current members of the Board of Directors, Ms. Gisele Dion and Dr. Paul Grint, will resign and four new directors will join the Company’s board: Roberto Bellini (former Chief Executive of BELLUS Health Inc. and current Managing Partner of BSQUARED Capital), Amit Munshi (current Chief Executive of Orna Therapeutics and former CEO of Arena Pharmaceuticals), Arvind Kush (current CFO of Candid Therapeutics and former CFO of RayzeBio) and David Canner (Partner at Soleus Capital). In addition, Mr. Bellini will serve as Independent Chairperson of the Board of Directors.

The Company is selling an aggregate of 58,310,000 shares of its common stock and, in lieu of common stock to certain investors, pre-funded warrants to purchase up to an aggregate of 21,985,000 shares of common stock, along with accompanying Series A-1 warrants to purchase an aggregate of 40,139,474 shares of common stock (or, in lieu thereof, additional pre-funded warrants) and accompanying Series B-1 warrants to purchase an aggregate of 73,813,529 shares of common stock (or, in lieu thereof, additional pre-funded warrants). The purchase price for each share of common stock and accompanying warrants is $1.37 (provided, the purchase price for each pre-funded warrant and accompanying warrants is $1.369). The pre-funded warrants have an exercise price of $0.001 per share and are exercisable at any time after their original issuance and will not expire. The accompanying warrants will be exercisable when certain development milestones are reached in the Company’s 702 trial evaluating IkT-001Pro in PAH. Each Series A-1 warrant will be exercisable for approximately 0.5 shares of common stock and will expire 30 trading days following the date of the Company’s public announcement of the safety and tolerability of IkT-001Pro when 60 of 150 PAH patients have completed 12 weeks of dosing at one of two doses of IkT-001Pro or matching Placebo in the Company’s 702 Phase 2b trial in PAH (the “A-1 Warrant”). Each Series B-1 warrant will be exercisable for approximately 0.92 shares of common stock, will become exercisable by an investor once all of such investor’s A-1 Warrants have been exercised and will expire 30 days following the date of the Company’s initial public announcement of top-line results from the 702 Trial (the “B-1 Warrants”). The A-1 Warrants have an exercise price of $1.37 per share and the B-1 Warrants have an exercise price of $1.49 per share.

The PIPE is expected to close on October 21, 2024, subject to customary closing conditions.

Jefferies is acting as the lead placement agent for the private placement. Maxim Group LLC is acting as a co-placement agent.

The securities to be issued (including the shares of common stock underlying the pre-funded warrants and warrants) were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”)and have not been registered under the Securities Act, or any state or other applicable jurisdictions’ securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. As part of the private placement, Inhibikase Therapeutics has agreed to file a registration statement with the United States Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issued in the private placement and the shares of common stock issuable upon the exercise of the pre-funded warrants and accompanying warrants issued in the private placement, no later than 30 days after the closing of the private placement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Inhibikase

Inhibikase Therapeutics, Inc. (Nasdaq: IKT) is a clinical-stage pharmaceutical company developing Abelson Tyrosine Kinase inhibitor therapeutics for Cardiopulmonary and Neurodegenerative disease. Inhibikase’s multi-therapeutic pipeline includes its neurodegenerative disease portfolio led by risvodetinib in Parkinson’s disease, Multiple System Atrophy and other diseases that may arise from alpha-synuclein aggregate formation. Inhibikase’s cardiopulmonary disease portfolio is led by IkT-001Pro, a prodrug of imatinib mesylate, for Pulmonary Arterial Hypertension that will deliver imatinib in a form that the Company believes will provide a better patient experience with fewer on-dosing side-effects. The Company’s RAMP™ medicinal chemistry program has identified several follow-on compounds to risvodetinib that could potentially be applied to other cognitive and motor function diseases of the brain. Inhibikase is headquartered in Atlanta, Georgia with offices in Lexington, Massachusetts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Inhibikase’s current expectations and assumptions. Such statements are subject to certain risks and uncertainties, which could cause Inhibikase’s actual results to differ materially from those anticipated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to enroll and complete clinical trials with risvodetinib or IkT-001Pro that demonstrate a statistically significant clinical benefit to the trial participants and whether results from our animal studies may be replicated in humans, our ability to satisfy customary closing conditions for the offering, and our ability to obtain stockholder approval to increase the number of authorized shares of common stock underlying the Series A-1 Warrants and Series B-1 Warrants, as well as such other factors that are included in our periodic reports on Form 10-K and Form 10-Q that we file with the U.S. Securities and Exchange Commission. Any forward-looking statement in this release speaks only as of the date of this release. Inhibikase undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Company Contact:

Milton H. Werner, PhD

President & CEO

678-392-3419

info@inhibikase.com

Investor Relations:

Michael Moyer

617-308-4306

Life Science Advisors

mmoyer@lifesciadvisors.com